Exhibit 99.2

Lex-Win Concord LLC

Consolidated Financial Statements

For the Years Ended December 31, 2008
and December 31, 2007 and the period March 31, 2006 (Inception)
through December 31, 2006

LEX-WIN CONCORD LLC Index to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm-----------------------------------------------------------------------	3

Consolidated Balance Sheets at December 31, 2008 and December 31, 2007-------------------------------------------------	4

Consolidated Statements of Operations for the Years Ended December 31, 2008 and December 31, 2007 and the Period March 31, 2006 (Inception) through December 31, 2006 -----------------------------------------------------------------	5

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2008 and December 31, 2007 and the Period March 31, 2006 (Inception) through December 31, 2006--------------------------	6

Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2008 and December 31, 2007 and the Period March 31, 2006 (Inception) through December 31, 2006--------------------------	7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and December 31, 2007 and
the Period March 31, 2006 (Inception) through December 31, 2006 ------------------------------------------------------------

8-9

Notes to Consolidated Financial Statements ----------------------------------------------------------------------------------------	10-33

Report of Independent Registered Public Accounting Firm

To the Members of Lex-Win Concord LLC:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, comprehensive income, changes in members' capital and cash flows present fairly, in all material respects, the financial position of Lex-Win Concord LLC and its subsidiaries at December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has suffered losses from operations and is in violation of certain debt covenants that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2009, except for the going concern modification as discussed in Note 16, which is August 26, 2009

LEX-WIN CONCORD LLC

CONSOLIDATED BALANCE SHEETS

(in thousands)

		(Not Covered by Auditor's Report)
	December 31,	December 31,
	2008	2007
Assets:

Cash and cash equivalents	$12,315	$13,965
Restricted cash	2,819	5,589
Real estate debt investments, net of provision for loss reserves	863,144	952,035
Available for sale securities, net	118,491	188,073
Interest and other receivables	3,524	5,103
Deferred financing costs, net of accumulated amortization	6,619	7,054
Other assets	210	709

Total assets	$1,007,122	$1,172,528

Liabilities and Members' Capital:

Repurchase agreements	$240,604	$472,324
Revolving credit facility	80,000	-
Collateralized debt obligations	347,525	376,650
Other liabilities	33,230	12,161
Due to related party	10,000	370

Total liabilities	711,359	861,505

Minority interest	76,555	102

Members' capital	248,262	327,702
Accumulated other comprehensive loss	(29,054)	(16,781)

Total members' capital	219,208	310,921

Total liabilities and members' capital	$1,007,122	$1,172,528

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and December 31, 2007
and the Period March 31, 2006 (Inception) to December 31, 2006

(in thousands)

		(Not Covered by Auditor's Report)	(Not Covered by Auditor's Report)
	2008	2007	2006

Income:

Interest income on real estate debt investments
and available for sale securities	$ 71,307	$ 65,854	$ 13,212

Total income	71,307	65,854	13,212

Expenses:

Interest	36,410	41,675	9,356
Impairment loss on available for sale securities	73,832	11,028	-
Provision for loss reserves on real estate debt investments	31,053	-	-
Fees and expenses paid to related party	1,637	2,571	980
General and administrative	3,187	2,970	592

Total expenses	146,119	58,244	10,928

Other income:

Interest income on bank deposits	426	2,599	396
Gain on extinguishment of debt	15,603	-	-

Income (loss) before minority interest	(58,783)	10,209	2,680

Minority interest	(1,631)	(13)	-

Net income (loss)	$ (60,414)	$ 10,196	$ 2,680

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2008 and December 31, 2007
and the Period March 31, 2006 (Inception) to December 31, 2006

(in thousands)

		(Not Covered by	(Not Covered by
		Auditor's Report)	Auditor's Report)
	2008	2007	2006

Net income (loss)	$ (60,414)	$ 10,196	$ 2,680

Other comprehensive loss:

Unrealized loss on cash flow hedges	(20,200)	(9,580)	635

Unrealized loss on investments classified as available for sale	(65,905)	(8,352)	516

Reclassification for unrealized loss to impairment loss	73,832	-	-

Other comprehensive (loss) gain	(12,273)	(17,932)	1,151

Comprehensive (loss) gain	$ (72,687)	$ (7,736)	$ 3,831

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' CAPITAL
For the Years Ended December 31, 2008 and December 31, 2007
and the Period March 31, 2006 (Inception) to December 31, 2006
(Year ended December 31, 2007 and the Period March 31, 2006 (Inception)
to December 31, 2006 Not Covered by Auditor's Report)

(in thousands)

	Winthrop	Lexington	Total

Initial capitalization (see Note 1)	$ 10,864	$ 10,864	$ 21,728

Contributions	80,478	80,478	160,956

Net income	$1,340	1,340	2,680

Balance, December 31, 2006	92,682	92,682	185,364

Contributions	76,071	76,071	152,142

Distributions	(10,000)	(10,000)	(20,000)

Net income	5,098	5,098	10,196

Balance, December 31, 2007	163,851	163,851	327,702

Contributions	5,087	5,087	10,174

Distributions	(14,600)	(14,600)	(29,200)

Net loss	(30,207)	(30,207)	(60,414)

Balance, December 31, 2008	$ 124,131	$ 124,131	$ 248,262

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and December 31, 2007
and the Period March 31, 2006 (Inception) to December 31, 2006

(in thousands)

		(Not Covered by	(Not Covered by
		Auditor's Report)	Auditor's Report)

	2008	2007	2006
Cash flows from operating activities:

Net income (loss)	$ (60,414)	$ 10,196	$ 2,680
Adjustments to reconcile net income to cash provided by
operating activities
Amortization and accretion of interest	(7,686)	(1,580)	(473)
Amortization of deferred financing costs	1,469	922	230
Impairment loss on available for sale securities	73,832	11,028	-
Minority interest	1,631	13	-
Provision for loss on real estate debt investments	31,053
Gain on extinguishment of debt	(15,603)	-	-

Changes in operating assets and liabilities:

Interest receivable	1,579	(2,888)	(2,109)
Other assets	455	(697)	398
Other liabilities	442	1,258	2,191

Net cash provided by operating activities	26,758	18,252	2,917

Cash flows from investing activities:

Real estate debt investments purchased	(14,534)	(715,660)	(310,615)
Real estate debt investments repaid	78,496	117,699	733
Available for sale securities purchased	-	(120,269)	(90,634)
Available for sale securities repaid	5,296	11,193	4,250
Change in restricted cash	2,770	90,541	(96,130)

Net cash provided by (used in) investing activities	72,028	(616,496)	(492,396)

Cash flows from financing activities:

Cash related to formation of the entity	-	-	138
Proceeds from revolving credit facility	80,000	-	-
Proceeds from repurchase agreements and line of credit	-	563,224	251,147
Proceeds from issuance of colateralized debt obligation	-	-	376,650
Repayment of related party loan	(10,000)	-	-
Proceeds from related party loan	20,000	(134,793)	(239,279)
Repayments on repurchase agreements	(231,720)	-	-
Repurchase and repayment of collateralized debt obligation	(13,111)	-	-
Payment of deferred financing costs	(1,401)	(95)	(8,102)
Contributions from members	10,174	152,142	160,956
Distributions to members	(29,200)	(20,000)	-
Contributions by minority interest	76,000	2	100
Distributions to minority interest	(1,178)	(13)	-
Interest rate contract settlement	-	(389)	-
Net cash provided by (used in) financing activities	(100,436)	560,078	541,610

Net decrease in cash and cash equivalents	(1,650)	(38,166)	52,131
Cash and cash equivalents at beginning of year	13,965	52,131	-
Cash and cash equivalents at end of year	$ 12,315	$ 13,965	$ 52,131

Supplemental cash flow information:
Interest paid	$ 33,798	$ 40,453	$ 7,891

Collateral support arrangement included in interest and
other receivables	$ 231	$ -	$ -

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008, December 31, 2007 and
the Period March 31, 2006 (Inception) to December 31, 2006
(in thousands)
		(Not Covered by	(Not Covered by
		Auditor's Report)	Auditor's Report)
	2008	2007	2006

Supplemental non cash investing and financing activities:

Contribution by Lexington:
Assets contributed
Cash and cash equivalents	$-	$-	$138
Real estate debt investments	-	-	42,454
Available for sale securities	-	-	11,161
Interest receivable	-	-	106
Other assets	-	-	420
Total assets contributed	$-	$-	$54,279

Liabilities contributed
Repurchase agreements	$-	$-	$32,025
Other liabilities	-	-	156
Payable - related party	-	-	370
Total liabilities contributed	$-	$-	$32,551

Net capital contributed	$-	$-	$21,728

Winthrop initial contribution	$-	$-	$10,864

Lexington initial contribution	-	-	10,864

Initial total capitalization	$-	$-	$21,728

The accompanying notes are an integral part of these consolidated financial statements.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 1 - Description of Business and Basis of Presentation

Concord Debt Holdings LLC (“Concord”) is a Delaware limited liability company that was formed on March 31, 2006. Concord is owned 50% each by Winthrop Realty Trust ("Winthrop") and Lexington Realty Trust ("Lexington"), collectively the Members. In connection with the formation of the Company, Lexington contributed existing real estate debt investments and other assets totaling $54,279,000 and repurchase agreements and other liabilities of $32,251,000, which had been acquired in anticipation of the formation of the venture. Concurrently with the formation of the Company, Winthrop contributed $10,864,000 in exchange for 50% of the net equity of the Company at March 31, 2006.

Concord formed Concord Debt Funding Trust (the “REIT”) on November 3, 2006. The REIT issued 100,000 common shares and 102 shares of 12% cumulative redeemable preferred shares and Concord owns 100% of the common shares while the preferred shares are owned by individuals associated with Winthrop and Lexington.

Lex-Win Concord LLC (the “Company” and “Lex-Win”) was created on August 2, 2008. In connection with the formation of the Company, both Winthrop and Lexington contributed their 50% interests in Concord and WRP Management LLC (“WRP Management”), the entity that provides management services to Concord Real Estate CDO 2006-1, Ltd (“CDO-1”and “the Issuer”), a wholly-owned subsidiary of Concord. WRP Management contracted with WRP Sub-Management LLC (“WRP Sub Management”) to act as Administrative Manager to the Company. Concord acquires real estate whole loans and subordinate real estate debt investments such as B-notes, mezzanine loans and preferred equity, and commercial real estate securities including commercial mortgage backed securities, collateralized debt obligations and real estate mortgage investment conduits. In conjunction with this formation, the limited liability company agreement of Concord was amended and restated to admit Inland America Concord Sub LLC (“Inland”) with a redeemable preferred membership interest in Concord. Inland has committed to invest up to $100,000,000 in Concord over a 12-18 month investment period subject to certain conditions. The Company will hold 100% of the common membership interests in Concord and will serve as its managing member.

The Company has determined that, at the time of its formation and transfer of interests from Winthrop and Lexington to Lex-Win, both Concord and Lex-Win were under the common control of Winthrop and Lexington. Accordingly, the Company has accounted for the formation of Lex-Win and the related transfer of membership interests under the guidance of FASB Statement No. 141, Business Combinations (“SFAS 141”) for entities under common control. Among other things, SFAS 141 requires that Lex-Win, the entity receiving equity interests, initially recognize the assets and liabilities at their carrying amounts at the date of transfer and report results of operations as though the transfer occurred at the beginning of the period. In addition, SFAS 141 requires that financial statements for prior years be restated to present comparative information. Accordingly, the results of operations presented herein comprise those of Concord and Lex-Win for the years ended December 31, 2008, December 31, 2007 and for the period March 31, 2006 (inception) through December 31, 2006.

In connection with its investment in Concord, Inland is entitled to receive a priority return of 10% on its contributed and unreturned capital. With respect to cash flow, after Inland receives a 10% priority return and the Company receives a return of 10% on its unreturned capital, the Company is entitled to a promoted interest equal to 30% of amounts otherwise distributable to Inland. With respect to capital proceeds (principal repayments on loan assets and loan securities), after Inland receives a 10% priority return on unreturned capital, the Company is entitled to either (x) the next $125,000,000 of distributions or (y) if Inland is no longer obligated to make capital contributions an amount which would reduce Lex-Win’s unreturned capital to the greater of (i) $100,000,000 and (ii) 200% of Inland’s unreturned capital contributions. Further, after all capital is returned to both Inland and the Company, the Company is entitled to a promoted interest equal to 30% of amounts otherwise distributable to Inland.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 1 - Description of Business and Basis of Presentation (Continued)

For serving as the managing member of Concord, the Company is entitled to receive a fee equal to 1% of the total unreturned capital contributions of Inland and the Company as well as 27.5 basis points of the purchase price or loan amount of all loans acquired or originated by Concord. These fees are offset by any fees payable directly from CDO-1 to WRP Management. In turn, the Company and WRP Management will continue to retain WRP Sub-Management to perform management services. WRP Sub-Management will be entitled to a management fee in an amount equal to 5 basis points of the total assets of the Company based on the weighted average of such assets during each calendar quarter, (ii) reimbursement for payments made to loan originators which amounts are approved in connection with the annual budget each year, and (iii) a reimbursement of all direct expenses of employees, other than loan originators dedicated solely to the business of Concord.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its subsidiaries, which are either majority owned or controlled by the Company. In accordance with Financial Accounting Standards Board Interpretation No. 46 (Revised) (“FIN46(R)”), Consolidation of Variable Interest Entities, the Company identifies entities for which control is achieved through means other than through voting rights (a "variable interest entity" or "VIE") and determines when and which business enterprise, if any, should consolidate the VIE. In addition, the Company discloses information pertaining to such entities wherein the Company is the primary beneficiary or other entities wherein the Company has a significant variable interest. All significant intercompany transactions and balances have been eliminated.

In connection with and subsequent to the formation of Lex-Win, Concord has been determined to not be a variable interest entity. Pursuant to EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), the Company consolidates Concord since it is the functional equivalent of a general partner as defined by EITF 04-5 and rights granted to Inland pursuant to the amended and restated limited liability company agreement are considered protective in nature.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates in the consolidated financial statements include the valuation of the Company's real estate debt investments and available for sale securities and estimates pertaining to credit. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company places its cash and cash equivalents in major financial institutions.

Concentration of Credit Risk

The Company maintains cash deposits and restricted cash deposits with major financial institutions, which from time to time may exceed federally insured limits. The Company believes it mitigates its risk of loss by

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk (Continued)

maintaining its cash deposits with major financial institutions. To date, the Company has not experienced any losses of its cash deposits. Real estate debt investments and available for sale securities can potentially subject the Company to concentrations of credit risk. Management of the Company performs ongoing credit evaluations of borrowers and valuations of the real property and interests that collateralize the Company's investments.

Restricted Cash

The Company had restricted cash of $2,819,000 and $5,589,000 at December 31, 2008 and December 31, 2007. During 2008 and 2007, the restricted cash consisted of $324,000 and $589,000 of proceeds from the repayment of principal of real estate debt investments that the Company is required to reinvest under the terms of its CDO indenture. In addition, the Company is required to maintain $2,000,000 for each year held by an escrow agent for the funding of future lending commitments for certain real estate debt investments as well as $495,000 and $ 3,000,000 held in escrow accounts as collateral at December 31, 2008 and December 31, 2007.

Real Estate Debt Investments

The Company considers all of its real estate debt investments to be held for investment or held to maturity. Such investments are recorded at cost. Discounts and premiums on purchased assets are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income. Other costs incurred in connection with acquiring loans, such as marketing and administrative costs, are charged to expense as incurred.

Loan Impairment

The Company considers a loan impaired when, based upon current information and events, it is probable that it will be unable to collect all amounts due for both principal and interest according to the contractual terms of the loan agreement. The Company recognizes loan impairments in accordance with the guidance under SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” (“SFAS 114”) which requires that a creditor recognize impairment of a loan if the present value of expected future cash flows discounted at the loan's effective interest rate or, alternatively, the observable market price of the loan or the fair value of the collateral is less than the recorded investment in the loan. The Company believes its loans are collateral dependent and, accordingly, utilizes the fair value of the loan collateral when assessing its loans for impairment. If the fair value of the collateral is equal to or greater than the recorded investment in the loan, no impairment is recognized. Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by selecting the most appropriate valuation methodology. These methodologies include the evaluation of operating cash flow from the collateral during the projected holding period, and the estimated sales value of the collateral computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, a specific loan reserve is created with a corresponding charge to the provision for loan losses. The reserve for each loan is maintained at a level deemed adequate by management to absorb potential losses.

In addition, an unallocated reserve may be established to cover performing loans when (i) available information indicates that it is probable a loss has occurred in the portfolio and (ii) the amount of the loss can be reasonably estimated in accordance with SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”). Required reserve balances for the performing loan portfolio are derived from probabilities of principal loss and

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Loan Impairment (Continued)

loss default severity estimates assigned to the portfolio as part of the Company’s quarterly internal risk rating assessment. Probabilities of principal loss and severity factors are based on industry and/or internal experience and may be adjusted for significant factors that, based on management’s judgment, impact the collectability of the loans.

The Company recognized a provision for loan losses of $31,053,000, $0 and $0 for the years ended December 31, 2008, December 31, 2007 and the period March 31, 2006 (inception) thorough December 31, 2006, respectively.

Income Recognition for Impaired Loans

The Company recognizes interest income on impaired loans in accordance with the guidance under SFAS No. 118, “Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures, an Amendment of FASB Statement No. 114” (“SFAS 118”). For loans to entities for which impairment has been recognized, the Company recognizes income using the cash-basis method.

Available for Sale Securities

The Company evaluates its portfolio of available for sale debt securities for other-than-temporary impairment in accordance with EITF 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets” ("EITF 99-20"), FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115") and the related interpretation of FASB Staff Position FAS 115-1/124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS 115-1”). At each measurement date, management first determines whether its securities are impaired by comparing the carrying value of each security to the estimated fair value of each security as determined in accordance with Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). Next, for impaired securities, management determines whether such impairment is other-than-temporary in nature. Determining whether a security is other-than-temporarily impaired requires significant judgment. Management considers both quantitative and qualitative factors, including those described in SFAS 115 and SEC Staff Accounting Bulletin Topic 5M, Other-Than-Temporary Impairment of Certain Investments in Debt and Equity Securities (“SAB Topic 5M”). Among other things, this evaluation includes consideration of the length of time and extent to which the fair value of a security has been less than its cost basis, the Company’s intent and ability to hold the securities until a forecasted recovery in value and the financial prospects of the loans and collateral underlying the securities. If, based on these and other considerations, management determines that impairment is other-than-temporary in nature, the Company recognizes an impairment loss equal to the difference between the investment’s cost basis and its fair value.

The Company recognizes income on its portfolio of loan securities in accordance with EITF 99-20. Subject to various requirements, discounts attributable to previously recognized other-than-temporary impairment charges are recognized in interest income on the effective interest method based upon the excess of all estimated prospective cash flows over the investment balance in the loan security at the measurement date. The Company will accrete certain impairment discounts over the remaining life of the securities using the effective interest method.

During the year ended December 31, 2008, the Company recognized accretion of previous other-than-temporary impairment discounts totaling $1,215,000. The Company did not recognize in earnings

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Available for Sale Securities (Continued)

any material amounts relating to the accretion of other-than-temporary impairment charges for the years ended December 31, 2007 and the period March 31, 2006 (inception) through December 31, 2006.

In December 2008, the Company adopted FASB Staff Position EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP 99-20-1”), which is effective for interim and annual periods ending after December 15, 2008. FSP 99-20-1 retains the objective of other-than-temporary impairment assessment and disclosures as discussed in SFAS 115 and other related guidance. The Company has adopted and applied FSP 99-20-1 as of December 31, 2008 which did not have a material effect on its financial position or results of operations.

Deferred Financing Costs

Fees and costs incurred to obtain long-term financing have been deferred and are being amortized over the terms of the related financing, on a basis which approximates the effective interest method.

Minority Interest

As of December 31, 2008, the minority interest balance consists of Inland’s preferred equity investment in Concord Debt Holdings LLC, a consolidated subsidiary, totaling $76,000,000 and the preferred shareholders’ interest in the REIT of $102,000 before accrued dividends. The preferred dividend payable to each of these preferred shareholders is reflected as minority interest expense in the accompanying statements of operations.

Members’ Capital

Capital contributions, distributions and profits and losses are allocated in accordance with the terms of the limited liability company agreement.

Revenue Recognition-Real Estate Debt Investments

Interest income from the Company’s real estate debt investments is recognized on an accrual basis over the life of the investments using the effective interest method.

When, in the opinion of management, full recovery of principal and interest of a loan becomes doubtful, accrual basis income recognition is suspended and income for such loans is recognized on the cash basis as proceeds are received. Income recognition on the accrual basis is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Interest income from debt securities available for sale is recognized on the accrual basis of accounting over the life of the investment on a yield-to-maturity basis.

Other Comprehensive Income (Loss)

Comprehensive income (loss) is recorded in accordance with the provisions of SFAS No. 130, “Reporting Comprehensive Income” (“SFAS 130”) which establishes standards for reporting comprehensive income (loss) and its components in the financial statements. Comprehensive income (loss) is comprised of net income, as presented in the consolidated statements of operations, adjusted for changes in unrealized gains or losses on debt securities available for sale and changes in the fair value of derivative financial instruments accounted for as cash flow hedges.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Income Taxes

The REIT is organized and conducts its operations to qualify as a real estate investment trust and to comply with the provisions of the Internal Revenue Code with respect thereto. A real estate investment trust is generally not subject to federal income tax on the portion of its REIT taxable income (“Taxable Income”), which is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and certain other requirements are met.

Income taxes are not considered in the accompanying consolidated financial statements since the Company is not a taxable entity. Taxes on income, as applicable, are the responsibility of the individual Members; accordingly, no provision for federal or state income taxes has been recorded.

Fair Value of Financial Instruments

The Company is required to disclose the fair values of its financial instruments under provisions of SFAS No. 107, Disclosures About Fair Value of Financial Instruments (“SFAS 107”). The fair value of financial assets and liabilities are estimated based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes quoted market prices, if available, as estimates of the fair value of financial instruments. Because quoted market prices are not available for several of the Company’s financial instruments, the fair values of such instruments have been derived based on management estimates about the amounts and timing of future cash flows as well as estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, net realizable values could differ materially from estimated fair values.

Available for sale securities – The Company has estimated the fair value of such securities using a combination of counterparty quotations and management estimates of fair value based on available market information.

Repurchase agreements and collateralized debt obligation – The Company’s repurchase agreements and collateralized debt obligation bear interest at fixed credit spreads over LIBOR, which could differ from prevailing market credit spreads. The Company estimated the fair value of its debt obligations using current market spreads at which the Company believes it could enter into similar financing.

Interest rate contracts – The fair value of the Company’s interest rate swap contracts is derived from the estimates amount at which the Company would receive or pay to terminate the contracts as of December 31, 2008.

Derivatives and Hedging Activities

The Company measures its designated and qualifying derivative instruments at fair value and records them in the Consolidated Balance Sheets as an asset or liability, depending on the Company’s rights or obligations under the applicable derivative contract. Fair value adjustments will be recorded in accumulated other comprehensive income or earnings in the current period based on whether the derivative financial instrument is designated as a hedging instrument. The effective portions of changes in fair value of designated and qualifying instruments are reported in Other Comprehensive Income and are subsequently reclassified into earnings when the hedged item affects earnings. The changes in fair value of derivative instruments which are not designated as hedging instruments and the ineffective portions of hedges are recorded in earnings for the current period.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Derivatives and Hedging Activities (Continued)

The Company utilizes derivative financial instruments to reduce exposure to fluctuations in interest rates. The Company has not entered, and does not plan to enter, into financial instruments for trading or speculative purposes. Additionally, the Company has a policy of only entering into derivative contracts with major financial institutions. The principal financial instruments used by the Company are interest rate swaps.

Recently Issued Accounting Standards

In March 2008, FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”), which is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. This statement is effective for fiscal years beginning on or after November 15, 2008. The Company believes the adoption of SFAS 161 will not have a material impact on its financial statements.

In February 2008, FASB issued a FASB Staff Position (“FSP”) on “Accounting Transfers of Financial Assets and Repurchase Financing Transactions” (“FSP FAS 140-3.”), which addresses the issue of whether or not repurchase transactions should be viewed as two separate transactions or as one “linked” transaction. It includes a “rebuttable presumption” that presumes linkage of the two transactions, unless the presumption can be overcome by meeting certain criteria. FSP FAS 140-3 is effective for fiscal years beginning after November 15, 2008 and applies only to original transfers made after that date; early adoption is not allowed. The Company is currently assessing the potential impact of the adoption of FSP FAS 140-3 on its consolidated financial statements.

In December 2007, FASB issued Statement No. 160, “ Non-controlling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51 ” (“SFAS 160”), which establishes and expands accounting and reporting standards for minority interests, which will be re-characterized as non-controlling interests, in a subsidiary and the deconsolidation of a subsidiary. SFAS 160 is effective for all entities that have non-controlling interests and is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact of the adoption of SFAS 160 on its consolidated financial statements.

In December 2007, FASB issued Statement No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). The objective of SFAS 141(R) is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently assessing the impact of the adoption of SFAS 141(R) on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This Statement provides a “Fair Value Option” under which a company may irrevocably elect fair value as the measurement attribute for certain financial assets and liabilities. This Fair Value Option is available on an instrument by instrument basis with changes in fair value recognized in

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 2 - Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Standards (Continued)

earnings as those changes occur. It was effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company has adopted SFAS 159, which did not have a material impact on its consolidated financial statements.

Note 3 -      Fair Value Measurement

On January 1, 2008, the Company adopted SFAS No. 157 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, SFAS No. 157 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability other than quoted prices, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset is Not Active,” ("FSP FAS 157-3") which clarifies that determination of fair value in an inactive market depends on facts and circumstances and may require the use of significant judgment about whether individual transactions are forced liquidations or distressed sales. In cases where the volume and level of trading activity for an asset has declined significantly, the available prices vary significantly over time or among market participants, or the prices are not current, observable inputs might not be relevant and could require significant adjustment. In addition, FSP FAS 157-3 also clarifies that broker or pricing service quotes may be appropriate inputs when measuring fair value, but are not necessarily determinative if an active market does not exist for the financial asset. Regardless of the valuation techniques used, FSP FAS 157-3 also requires that an entity include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks. Management has always considered nonperformance and liquidity risks in its analysis of loan and collateral underlying its securities and does not believe the adoption of FSP FAS 157-3 had a material impact on its financial position or results of operations.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 3 -      Fair Value Measurement (Continued)

The following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Recurring Measurements

Cash Equivalents

The Company’s cash equivalents are generally classified within Level 1 or Level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. The types of instruments valued based on quoted market prices in active markets include most U.S. government securities and most money market securities. Such instruments are generally classified within Level 1 of the fair value hierarchy.

Available for Sale Securities

Broker quotations within Level 1 or Level 2 of the SFAS 157 hierarchy are obtained if available and practicable. Management typically obtains counterparty quotations for certain of its securities that are pledged under certain repurchase agreements. Such counterparty quotations are predominantly based on the use of unobservable inputs that are considered Level 3 inputs. In addition, the Company uses a third-party pricing model to establish values for the securities in its portfolio. Management also performs further analysis of the performance of the loans and collateral underlying the securities, the estimated value of the collateral supporting such loans and a consideration of local, industry, and broader economic trends and factors. Significant judgment is utilized in the ultimate determination of fair value. This valuation methodology has been characterized as Level 3 in the fair value hierarchy as defined by SFAS 157.

Derivative Financial Instruments

Currently, the Company uses interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although the Company has determined that the majority of the inputs used to value its derivatives fall with Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2008, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 3 -      Fair Value Measurement (Continued)

Derivative Financial Instruments (Continued)

Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Impaired Real Estate Debt Investments

All of the Company’s loans identified as being impaired under the provisions of SFAS No. 114 are collateral dependent loans and are evaluated for impairment by comparing the fair value of the underlying collateral less costs to sell to the carrying value of each loan. Due to the unique nature of the individual property collateralizing the Company’s loans, the Company uses the income approach through internally developed valuation models to estimate the fair value of the collateral. This approach requires the Company to make significant judgments in respect to discount rates and the timing and amounts of estimated future cash flows that are considered Level 3 inputs in accordance with SFAS No. 157. These cash flows include costs of completion, operating costs, and lot and unit sale prices.

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2008, aggregated by the level in the fair value hierarchy within which those measurements fall.

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2008 (in thousands)
	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2008

Assets
Cash equivalents	$ 11,446	$ -	$ -	$ 11,446
Available for sale securities	$ -	$ -	$ 118,491	$ 118,491
Impaired real estate debt investments	$ -	$ -	$ 65,638	$ 65,638

Liabilities
Derivative financial instruments	$	$ 31,232	$ -	$ 31,232

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 3 -      Fair Value Measurement (Continued)

Changes in Level Three (3) Fair Value Measurements

The table below includes a roll forward of the balance sheet amounts for the year ended December, 31, 2008, including the change in fair value, for financial instruments classified by the Company within level 3 of the valuation hierarchy. When a determination is made to classify a financial instrument within level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. Also, the Company manages the observable components of level 3 financial instruments using cash and derivative positions that are classified within level 1 or 2 of the valuation hierarchy; as these level 1 and level 2 risk management instruments are not included below, the gains or losses in the table do not reflect the effect of the Company’s risk management activities related to such level 3 instruments.

Year Ended December 31, 2008	Available For Sale Securities	Impaired Loans
(in thousands)

Fair value, January 1, 2008	$ 188,073	$ 89,884
Total unrealized reversal in other comprehensive income	7,927	-
Included in statement of operations:
Accretion income on realized losses	1,367	-
Realized impairment losses	(73,832)	-
Provision for loan loss reserves	-	(26,021)
Amortization of discount	253	242
Purchases, issuances and settlements , net	(5,297)	1,533
Transfers in/and or out of level 3	-	-

Fair value, December 31,2008	$ 118,491	$ 65,638

Note 4 – Real Estate Debt Investments

Real estate debt investments, consisting of whole loans, B-note participation interests, and mezzanine loans, are intended to be held to maturity and, accordingly, are carried at the lower of cost or fair value, net of unamortized loan purchase discounts and allowances for loan losses when such investments are deemed to be impaired. Whole loans are loans to borrowers who are typically seeking short term capital for use in property acquisition and are predominantly collateralized by first mortgage liens on real property. B-Notes are junior positions of whole loans. Mezzanine loans are loans that are subordinate to a conventional first mortgage loan and senior to the borrower's equity in a transaction. These loans may be in the form of a junior participating interest in the senior debt. Mezzanine financing may take the form of loans secured by pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans collateralized by second mortgage liens on the property.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 4 – Real Estate Debt Investments (Continued)

The following table is a summary of the Company’s real estate debt investments at December 31, 2008, and 2007:

	Unpaid Principal at December 31, 2008	Loan Count	Unpaid Principal at December 31, 2007	Loan Count
	(in thousands)		(in thousands)

Whole loans	$ 199,339	9	$ 183,460	8
B-notes	300,710	18	316,140	18
Mezzanine loans	405,454	31	469,453	29
Preferred Equity Investment	-		-
Loan loss reserve	(31,053)		-
Origination and purchase
discounts on loans	(11,306)		(17,018)
Total loans	$ 863,144		$ 952,035

The Company has $91,659,000 of impaired real estate debt investments with loan loss reserves of $26,021,000 at December 31, 2008. The Company had no impaired loans at December 31, 2007. The Company recorded a provision for loss reserves in real estate debt investment of $31,053,000 for the year ended December 31, 2008 and had a reserve balance of $31,053,000 at December 31, 2008.

The fair value of the Company’s real estate debt investments was $731,577,000 and $952,035,000 at December 31, 2008 and 2007, respectively.

The following table sets forth the maturity dates for the Company’s real estate debt investments at December 31, 2008 (in thousands):

Year of Maturity (1)	Number of Loan Assets Maturing	Carrying Value	% of Total

2009	27	$ 429,195	49.72%
2010	9	201,054	23.29%
2011	2	22,300	2.58%
2012	4	75,621	8.76%
2013 and therafter	16	140,006	16.22%
Total before unallocated loss reserves	58	868,176	100.57%
Unallocated loss reserves	-	(5,032)	(0.57%)
Total after unallocated loss reserves	58	$ 863,144	100%

(1)

Weighted-average maturity is 2.2 years. The calculation of weighted-average maturity is based upon the remaining initial term and does not take into account any maturity extension periods or the ability to prepay the investment after a negotiated lock-out period, which may be available to the borrower. The weighted average maturity with the exercise of any extension options is 3.6 years. Most of the loans maturing in 2009 have extension options which the Company anticipates will be exercised.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 4 – Real Estate Debt Investments (Continued)

Credit Risk Concentrations

Concentration of credit risk arises when a number of borrowers, tenants or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risk. The Company believes its portfolio is reasonably well diversified and does not contain any unusual concentration of credit risks. The Company’s real estate debt investments contain concentrations in the following asset types, categorized by industry as a pro rata portion of the unpaid principal balance before discounts and loan loss reserve, as of December 31, 2008:

Asset Type

Office	44.48%
Hospitality	37.62%
Mixed Use	5.61%
Retail	1.66%
Industrial	2.80%
Multifamily	7.83%
Total	100.00%

As of December 31, 2008 and 2007, no single loan or investment represented 10% or more of the Company's total assets. For the years ended December 31, 2008 and 2007, no single loan comprised more than 10% of the Company's revenue. For the period March 31, 2006 (inception) through December 31, 2006, two loans generated approximately 25.0% of total revenue.

Note 5 - Available for Sale Securities

The Company has a portfolio of loan securities (also referred to as available for sale securities) which includes investments in CDO securities, pooled collateralized mortgage backed securities (“CMBS”), and rake bonds. These bonds are accounted for as available for sale securities and, accordingly, are marked to market on a quarterly basis based upon management’s assessment of fair value.

The Company began experiencing declines in the fair value of its loan securities in the fourth quarter of 2007 consistent with liquidity concerns impacting the commercial bond and real estate markets and the overall economy.  As a result of a significant decline in the fair value of three CDO bonds and management's concern regarding the ultimate collectability of amounts due for such securities, the Company recorded other-than-temporary impairment charges of approximately $11,028,000 during the fourth quarter of 2007.

During 2008, the Company observed an increased uncertainty in the commercial bond and real estate markets as well as a lack of liquidity impacting the overall financial markets. As a result, the Company saw an accelerating decline throughout the year in the fair value of its available for sale securities. Management assesses the prospects of the loans and collateral underlying the securities (credit versus market issues) as well as its intent and ability to hold the securities until a forecasted recovery of fair value or maturity, and other factors. Based upon these considerations, management determined such impairment of its available for sale securities to be other-than-temporary and recorded an impairment loss for available for sale securities of $73,832,000 for the year ended December 31, 2008.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 5 - Available for Sale Securities (Continued)

The Company's portfolio of available for sale securities was comprised of purchased beneficial interests in 38 CMBS and three CDOs. The following is a summary of the Company’s available for sale securities (in thousands):

December 31, 2008	Face Value	Initial Carrying Value, Net of Purchase Discounts	Impairment (Loss)	Unrealized Gain	Estimated Fair Value

CMBS	$169,108	$168,635	$(55,648)	$90	$113,077
CDO	35,000	33,259	(27,845)	-	5,414
Total available for
sale securities	$204,108	$201,894	$(83,493)	$90	$118,491
December 31, 2007	Face Value	Initial Carrying Value, Net of Purchase Discounts	Impairment (Loss)	Unrealized(Loss)	Estimated Fair Value

CMBS	$174,405	$173,810	$-	$(7,836)	$165,974
CDO	35,000	33,127	(11,028)	-	22,099
Total available for
sale securities	$209,405	$206,937	$(11,028)	$(7,836)	$188,073

Note 6 - Variable Interest Entities

The Company has evaluated its real estate debt investments to determine whether they constitute a variable interest in a variable interest entity (“VIE”). FIN 46 requires a VIE to be consolidated by its primary beneficiary (“PB”). The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns.

In December 2008, the Company adopted FASB Staff Position FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities ("FSP FAS 140-4 and FIN46R-8"). Among other things, FSP FAS 140-4 and FIN46R-8 require enhanced disclosures with respect to variable interest entities to provide financial statement users with an understanding of the significant judgments and assumptions made by the Company in its determination of whether it must consolidate variable interest entities.

The Company does not hold any loans with participation features in the economics of the underlying borrower entities in which the Company would be required to absorb expected losses or be entitled to receive expected residual of the borrower entities. In addition, none of the loans held by the Company contain voting or other rights that allow the Company to exercise control over the borrower entity. However, the Company has made loans to borrower entities that are considered thinly capitalized and therefore may not have sufficient equity at risk to finance their operations. At December 31, 2008, the Company has identified four real estate debt investments with an aggregate carrying value of $35,469,000 that the Company believes qualify as variable interests in variable interest entities, but for which we do not believe we are the primary beneficiaries. At December 31, 2007, had the Company identified five real estate debt investments with an aggregate carrying value of $87,948,000 that we believe qualify as variable interests in variable interest entities, but for which we do not believe we are the primary beneficiaries.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 7 – Repurchase Agreements

The following table outlines borrowings under the Company’s repurchase agreements as of December 31, 2008 and 2007:

	December 31, 2008		December 31, 2007
	Debt Carrying Value	Collateral Carrying Value (3)	Debt Carrying Value	Collateral Carrying Value (3)
(in thousands)
Royal Bank of Scotland, PLC, successor in interest to Greenwich Capital Financial Products, Inc., matures on February 1 , 2012, interest is variable based on 1-month LIBOR rate plus 1% or 2.04% and 5.85%.	$ 59,613	$ 71,417	$ 59,613	$70,146

Royal Bank of Scotland, PLC, successor in interest to Greenwich Capital Financial Products , Inc., matures on December 15, 2009, interest is variable based on 1-month LIBOR rate plus 1% or 1.51% and 5.9%.	21,516	36,452	39,079	55,827

Column Financial Inc. matures on March 9, 2009, interest is variable based on 1-month LIBOR plus 1%, the rate was 1.47% and 5.95%. (1)	15,000	25,880	16,414	25,270

Column Financial Inc., $150,000,000 committed line, expiration March 30, 2011 , interest is variable based on 1-month LIBOR plus 0.85% to 1.35%, the weighted average was 1.49%, and 5.84%, respectively. (2)	144,475	263,587	308,508	412,561

Bear Stearns Funding, Inc., $150,000,000 committed line, expiration November 28 , 2008.	-	-	48,710	68,671

Total repurchase agreements	$240,604	$ 397,336	$472,324	$632,475

(1)

In February 2009, the $15,000 asset-specific repurchase agreement was terminated and the asset which was subject to this repurchase agreement was added to the multiple loan asset repurchase agreement. The multiple loan asset repurchase agreement was modified to provide that the interest rate, maturity date and advance rate, with respect to the asset added to the multiple loan asset repurchase facility, would remain as it was under the specific repurchase agreement. The Company may extend for up to two one-year periods.

(2)	Interest rate is based on type of loan asset or loan security for which financing is provided. Weighted average interest rate at December 31, 2008 on the Column repurchase facility was 1.49%.

(3)	Collateral carrying value equals face value less bond discounts, unrealized gains and losses and other-than-temporary impairment losses plus bond premiums and unrealized gains.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 7 – Repurchase Agreements (Continued)

As of December 31, 2008, the principal repayments required for the next five years and thereafter are as follows (in thousands):

2009	$36,516
2010	-
2011	144,475
2012	59,613
2013	-
thereafter	-

Total	$240,604

The fair value of the Company’s repurchase agreements was $224,143,000 and $403,130,000 at December 31, 2008 and 2007, respectively.

In certain circumstances, the Company financed the purchase of its real estate debt investments and available for sale securities from a counterparty through a repurchase agreement with the same counterparty. The Company records these investments in the same manner as other investments financed with debt, i.e. the investment recorded as an asset and the related borrowing as a liability on the Company's consolidated balance sheets. Any change in fair value of the investment is reported in other comprehensive income pursuant to SFAS 115. Interest income earned on the investments and interest expense incurred on the repurchase obligations are reported separately on the consolidated statements of operations.

The Company’s repurchase agreements contain covenants that are both financial and non-financial in nature. Significant financial covenants require the Company to maintain certain loan to asset value ratios, a minimum net worth and minimum liquidity. In addition, all of the repurchase facilities require that the Company pay down borrowings under these facilities as principal payments on the loan assets and loan securities pledged to these facilities are received. At December 31, 2008 and 2007, other than as described below, the Company was in compliance with its covenants.

Under the terms of the repurchase facility with Column Financial, Inc. maturing on March 9, 2009 and the repurchase facilities with Royal Bank of Scotland PLC, the Company is required to maintain minimum liquidity, comprised of cash and cash equivalents, of at least $10,000,000 at all times. At certain times during the year ended December 31, 2008 and at certain times subsequent to the year ended December 31, 2008, the Company’s cash balance declined to an amount below the $10,000,000 minimum liquidity requirements.

In February 2009, the Company received waivers of the covenant violation from both Column Financial, Inc. and the Royal Bank of Scotland. The Royal Bank of Scotland waiver suspends the liquidity requirement until June 30, 2009. Additionally, the agreement with Column Financial, Inc. was terminated, and the asset subject to this agreement was added to the Company’s other facility with Column Financial, Inc.

Note 8 - Revolving Credit Facility

On March 7, 2008, the Company entered into a $100,000,000 Revolving Credit Facility. The facility has an initial maturity date of March 7, 2010, with a provision for a one-year extension at the option of the Company, subject to certain conditions. The facility is a recourse obligation of the Company’s. Under the terms of the facility, an administration agent fee of $50,000 is payable annually in advance. Unused facility fees ranging from 15 basis points (“bps”) if the greater than 50% of the facility capacity has been used to 30 basis points if less than 50% of the facility capacity has been used and are payable quarterly in arrears.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 8 - Revolving Credit Facility (Continued)

Borrowings under the facility bear interest rates based upon prevailing LIBOR plus an applicable spread or an Alternative Base Rate (“ABR”), as defined. At December 31, 2008, the Company’s borrowings bear interest at the LIBOR-based borrowing rate ranging between LIBOR plus 175 bps and LIBOR plus 225 bps.

The Company had an outstanding balance on the revolving credit facility of approximately $80,000,000 at December 31, 2008, which was collateralized by a first priority lien on certain of the Company’s equity interests as well as first priority perfected liens in certain of the Company’s loan assets amounting to approximately $134,326,000. The weighted-average interest rate on amounts outstanding was approximately 2.71% during the year ended December 31, 2008.

The terms of the Senior Secured Revolving Credit Facility require that the Company maintain a number of customary financial and other covenants on an ongoing basis including: (1) a leverage ratio not to exceed 75%, (2) a minimum fixed charge ratio not less than 1.50:1:00, (3) a tangible net worth, as defined at closing plus 75% of net equity proceeds issued or raised thereafter, (4) minimum liquidity of not less than $10,000,000, (5) dividends and distributions cannot exceed 100% of Net Operating Income. At December 31, 2008, other than as described below, the Company was in compliance with its covenants.

Under the terms of the line of credit facility with KeyBank, the Company is required to maintain minimum liquidity, comprised of cash and cash equivalents, of at least $10,000,000 at all times. At certain time during the year ended December 31, 2008 and at certain times subsequent to the year ended December 31, 2008, the Company's cash balances decline to an amount below the $10,000,000 liquidity requirements. On February 24, 2009, the Company received from KeyBank a waiver of the covenant violation. In addition, the covenant will be waived until June 30, 2009.

In exchange for the waiver, Concord agreed to the following modifications:

All regular cash flow of Concord from interest payments on the KeyBank collateral shall be applied in the following manner:

a)	First, to payments due to KeyBank;

b)	Second, together with other available cash flow of Concord, for distribution by Concord for payment of the preferred distribution to holders of preferred membership interests;

c)	Third, together with other available cash flow of Concord, up to $6,000,000 annually for distribution by Concord for payment of common distribution to Lex-Win;

d)	Fourth, available cash flow in an amount such that not less than $10,000,000 shall have been deposited and maintained in account at KeyBank as a cash reserve; and

e)	Any remaining cash flow shall be paid to KeyBank to reduce outstanding loan balance.

The fair value of the Revolving credit facility was $76,821,000 at December 31, 2008.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 9 – Collateralized Debt Obligations

CDO-1 holds assets, consisting primarily of whole loans, mezzanine loans and available for sale securities totaling approximately $464,744,000, which serve as collateral for the CDO. The CDO-1 issued investment grade rated notes with a principal amount of approximately $376,650,000 and a wholly-owned subsidiary of the Company purchased the G and H tranches and preferred equity interests of CDO-1. The seven investment grade tranches were issued with floating rate coupons with a combined weighted average rate of 0.95% and 5.37% at December 31, 2008 and December 31, 2007, respectively and has a maturity of December 2016. The Company has the ability to contribute additional assets to the CDO-1 through December 31, 2011 in order to replenish the assets of the CDO-1 to the extent that an asset of the CDO-1 is repaid prior to such date. Thereafter, the outstanding debt balance will be reduced as loans are repaid. The Company incurred approximately $7,774,000 of issuance costs which is being amortized over the average estimated life of the CDO-1, estimated to be approximately 10 years or if debt is satisfied on a pro rata basis. The Company accounts for this transaction on its balance sheet as a financing facility. For accounting purposes, the CDO-1 is consolidated in the Company’s financial statements. The seven investment grade tranches are treated as a secured financing and are non-recourse to the Company. Interest proceeds received from investments collateralizing the CDO are distributed to holders of the CDO notes on a monthly basis.

The fair value of the collateralized debt obligations was $270,046,000 and $314,953,000 at December 31, 2008 and 2007, respectively.

For the year ended December 31, 2008, the Company purchased $11,200,000 of Tranche D, $5,000,000 of Tranche E, $ 10,925,000 of Tranche C and $2,000,000 of Tranche F of its CDO notes for $13,110,000. The Company determined that the repurchase of the CDO tranches qualified as extinguishment of debt pursuant to the guidance of SFAS Statement 140 “Accounting for Transfer and Servicing of Financial Assets and Liabilities,” (“SFAS 140”) and recognized a gain on extinguishment totaling $15,603,000. For the year ended December 31, 2008, issuance costs of $411,000 were charged against the gains.

The Company’s CDO contains covenants that are both financial and non-financial in nature. Significant covenants include cash coverage and collateral quality tests. The Company was in compliance with its covenants at December 31, 2008, December 31, 2007 and for the period March 31, 2006 (inception) to December 31, 2006.

Note 10 - Derivative Financial Instruments

The Company commenced an interest rate hedging program at various times during the year ended December 31, 2006 and has entered into seven interest rate swap agreements, which effectively lock the LIBOR index on which variable-rate borrowing are based having notional amounts aggregating approximately $203,262,000 at a weighted-average rate of 5.08% per annum. The swap contracts went into effect on various dates commencing in 2006 and expire on various dates as detailed in the table below. The Company entered into the interest rate swap contracts to reduce its exposure to the variability in future cash flows attributable to changes in the hedged rates. Of the seven interest rate swap agreements, the Company has formally documented six of its hedging relationships, the related hedged items and the Company’s risk-management objective and strategy for undertaking the transactions and determined that such instruments qualify as cash flow hedges.

The Company also assesses and documents, both at the hedging instruments inception and on an ongoing basis, whether the derivative instruments are highly effective in achieving offsetting changes in the cash flows attributable to the hedged items. The Company has recorded changes in fair value related to the effective portion of its interest swap contracts designated and qualifying as cash flow hedges totaling $20,257,000; $9,164,000 and $0 for the years ended December 31, 2008 and 2007, respectively and for the period March 31,

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 10 - Derivative Financial Instruments (Continued)

2006 (inception) through December 31, 2006, as a component of other liabilities and accumulated other comprehensive loss within the Company’s consolidated balance sheets. Included in these amounts was $1,197,000; $0 and $0 attributable to the credit valuation adjustment for the years ended December 31, 2008 and 2007, respectfully and for the period March 31, 2006 (inception) through December 31, 2006.

The Company recognized $1,478,000, $ 455,000 and $486,000 in interest expense attributable to changes in the fair value of its undesignated and non-qualifying interest rate contract for the years ended December 31, 2008, December 31, 2007 and for the period March 31, 2006 (inception) through December 31, 2006, respectively. Included in these amounts was $115,574; $0 and $0 attributable to the credit valuation adjustment for the years ended December 31, 2008 and 2007, respectively and for the period March 31, 2006 (inception) through December 31, 2006. The credit valuation adjustment was recorded in connection with the adoption of SFAS 157 to reflect non performance risk.

The Company expects that within the next twelve months, it will reclassify into earnings approximately $7,440,000.

The following is a summary of derivative financial instruments held by the Company as of December 31, 2008: (in thousands)

			Notional	Expiration	Fair
Hedge	Designation	Swap Rate	Value	Date	Value
Interest Rate Swap	Qualifying Cash Flow hedge	4.917%	$ 90,152	8/25/2016	$ (14,549)
Interest Rate Swap	Qualifying Cash Flow hedge	4.893%	47,735	11/25/2016	(5,117)
Interest Rate Swap	Qualifying Cash Flow hedge	4.921%	6,075	3/1/2012	(607)
Interest Rate Swap	Qualifying Cash Flow hedge	5.112%	15,300	2/1/2017	(2,954)
Interest Rate Swap	Qualifying Cash Flow hedge	5.469%	18,000	3/1/2012	(2,106)
Interest Rate Swap	Qualifying Cash Flow hedge	5.710%	15,000	12/1/2016	(3,480)
Interest Rate Swap	Non Qualifying Cash Flow hedge	5.742%	11,000	7/14/2016	(2,419)

			$ 203,262		$ (31,232)

The following is a summary of derivative financial instruments held by the Company as of December 31, 2007: (in thousands)

			Notional	Expiration	Fair
Hedge	Designation	Swap Rate	Value	Date	Value
Interest Rate Swap	Qualifying Cash Flow hedge	4.917%	$ 90,152	8/25/2016	$ (3,581)
Interest Rate Swap	Qualifying Cash Flow hedge	4.893%	47,735	11/25/2016	(1,737)
Interest Rate Swap	Qualifying Cash Flow hedge	4.921%	6,075	3/1/2012	(221)
Interest Rate Swap	Qualifying Cash Flow hedge	5.112%	15,300	2/1/2017	(695)
Interest Rate Swap	Qualifying Cash Flow hedge	5.469%	18,000	3/1/2012	(1,033)
Interest Rate Swap	Qualifying Cash Flow hedge	5.710%	15,000	12/1/2016	(1,352)
Interest Rate Swap	Non Qualifying Cash Flow hedge	5.742%	11,000	7/14/2016	(941)

			$ 203,262		$ (9,497)

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 11 – Accumulated Other Comprehensive Income

At December 31, 2008 and 2007, accumulated other comprehensive loss reflected in members' capital is comprised of the following:

	December 31, 2008	December 31, 2007
Unrealized losses on cash flow
hedges	$ (29,145)	$ (8,945)
Unrealized gains/(losses) on
available-for-sale securities	91	(7,836)
	$ (29,054)	$ (16,781)

Note 12 – Related Party Transactions

WRP Sub-Management LLC

Since January 1, 2007, WRP Management has retained WRP Sub-Management to perform accounting collateral management and loan brokerage services.

On August 2, 2008, the Company, WRP Management and WRP Sub-Management entered into a Administration and Advisory Agreement whereby WRP Sub-Management became the Administrative Manager who would provide day-to-day management, collateral management and administrative services for the Company. For providing these management services, WRP Sub-Management shall be entitled to receive a base management fee equal to 5 basis points multiplied by the total assets of the Company. The Administrative Manager will also be entitled to receive loan acquisition fees based on pre-determined budgeted amount and reimbursement for actual out-of-pocket expenses.

	2008	2007	2006

Base management fee	$235	$-	$-
Employee wages and benefits	526	1,872	-
Office support services	876	699	-
	$1,637	$2,571	$-

At December 31, 2008 and 2007, the Company owed WRP Sub-Management $ 234,000 and $557,000, respectfully.

Due to Related Party

On December 31, 2008, Winthrop and Lexington each advanced proceeds of $5,000,000 to the Company pursuant to short-term demand notes bearing interest at 1.36%. These notes were subsequently repaid to each of Winthrop and Lexington in January 2009. Interest paid to Winthrop and Lexington under these demand notes were not material to the results of operations for the year ended December 31, 2008

Note 13 – Dividends

In order for the Company’s consolidated subsidiary, Concord Debt Funding Trust (“the “Trust”), to maintain its election to qualify as a REIT, it must distribute, at a minimum, an amount equal to 90% of its taxable

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 13 – Dividends (Continued)

income and must distribute 100% of its taxable income to avoid paying corporate federal income taxes. The Company expects that the Trust will distribute all of its taxable income to its shareholders. Because taxable income differs from cash flow from operations due to non-cash revenues and expenses, the Company may generate operating cash flow in amounts below or in excess of its dividends.

At December 31, 2008, the Company’s net members’ capital was $365,291,000 for federal tax reporting as compared to $219,208,000 for financial reporting purposes.

Note 14 – Commitments and Contingencies

Business Risks and Uncertainties

The real estate markets have been significantly impacted by the continued deterioration of the global credit markets and other macro economic factors. Although the significant majority of our borrowers remain in relatively strong financial standing, the current recession has resulted in defaults of borrower obligations and has cast uncertainty as to whether the Company will recover its entire investment in certain loans and available for sale securities.

Given the potential for further declines in the fundamentals of the real estate collateralizing our loans and debt securities, our 2009 forecasts have been revised to reflect these events as well as the possibility for further declines in the credit quality of our borrowers. Declining collateral values could result in the need for the Company to fund further margin calls and could potentially have a negative impact on the Company's consolidated cash flows, results of operations, financial positions. Such declines could also adversely affect the Company's financial ratios, which need to be maintained for compliance with the covenants of our warehouse repurchase facilities and revolving line of credit.

As discussed in Note 7 and 8, the Company's warehouse repurchase facilities and revolving credit facility contain both financial and operating requirements that include, leverage ratios and debt service coverage ratios. In the case of the warehouse repurchase facilities, the Company is required make payments of margin maintenance in the event that declines in the fair value of repurchase collateral, as determined by the repurchase lender, result in the leverage ratio exceeding those specified under the terms of the respective agreement. In addition, the warehouse repurchase facilities and revolving credit facility contain customary default provisions, which includes the failure to make timely payments of principal and interest. In the event our lenders declare a default, as defined in the applicable loan documents, the outstanding balances on these facilities could be accelerated.

Due to current market conditions, the Company has less financial flexibility than desired. The Company's current business plans indicate that it will be able to operate in compliance with these covenants in 2009 and beyond. If real estate and capital markets continue to decline or we are unable to successfully execute our plans, we could be subject to accelerated maturities of our outstanding borrowings. In addition, certain of the Company's credit facilities contain cross-default provisions that could result in the accelerated maturities of outstanding borrowings in the event the Company is in default of the terms of other facilities. In response to these potential issues, the Company could and in some cases is pursuing certain activities, which it may or may not be able to consummate, including the sale of previously repurchased CDO notes, the sale or refinancing of unencumbered assets and a request of Inland to fund capital under its commitments.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

Note 14 – Commitments and Contingencies (Continued)

Guarantees - Credit Support Arrangement

The Company adopted FASB Staff Position No. FAS 133-1 and FIN 45-4, "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 113 and FASB Interpretation No. 45," and “Clarification of the Effective date of FASB Statement No. 161 (“FSP FAS 133-1” and “FIN 45-4”). This FSP amends FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which requires additional disclosures about the current status of the payment and performance risk of guarantees.

On March 28, 2008 the Company sold to an unaffiliated third party a $44,000,000 first mezzanine note, on which terms the borrower defaulted in February 2008. The note was sold at par together with accrued interest and late charges. The Company has concluded that this transaction qualified as a sale under SFAS 140. Concurrently with the sale of the note, the Company entered into a credit support arrangement pursuant to which it retains a contingent obligation through December 31, 2009, subject to certain terms and conditions, to return a portion of the purchase price of the note equal to 2.75% of any shortfall received by the buyer of the note on the sale of the underlying real property in satisfaction of the loan.

As consideration for the collateral support arrangement, Concord will also receive a fee equal to $3,190,000 over the life of the arrangement. The Company has determined that the collateral support arrangement meets the criteria of a guarantee pursuant to FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” and estimated the value of the guarantee obligation at inception to be approximately $50,000. At December 31, 2008, the Company evaluated its obligation under FASB Statement 5, “Accounting for Contingencies” and believes the likelihood that the Company will be obligated to perform under the terms of the credit support arrangement is remote. Accordingly, no additional obligation has been recorded.

Note 15 – Events (Unaudited) Subsequent to the Date of the Independent Auditor's Report

Debt Covenant violations – KeyBank’s loan documents required the Company to maintain a minimum tangible net worth and a maximum indebtedness to tangible net worth. For the quarter ended June 30, 2009, Concord was in default as it failed the covenant tests.

Additionally, Column’s loan documents required Concord to maintain a minimum tangible net worth and a maximum indebtedness to tangible net worth. For the quarter ended June 30, 2009, Concord was in default as it failed the covenant tests.

The RBS repurchase facility required Concord to maintain a minimum net worth and a maximum indebtedness to tangible net worth. For the quarter ended June 30, 2009, Concord was in default of its agreement as it failed the covenant tests. In July 2009, RBS agreed to restructure its agreement with the Company. The new provisions include (i) extending the maturity to January 2011; (ii) waiving the covenant that precludes the Company from receiving from its auditors an opinion that is qualified or limited by reference to the Company as a going concern; (iii) reducing the net worth requirement to $100 million; and (iv) suspending the leverage and liquidity covenant until March 31, 2010. The restructuring of the agreement requires the Company to reduce the outstanding balance by $11,500,000 which payment was made on July 31, 2009 as a result of the Company selling a real estate debt investment.

Asset sales in response to accelerated maturities of repurchase obligations – During April 2009, in conjunction with the restructuring of its repurchase agreement with Column, the Company sold a real estate debt investment that had a carrying value at December 31, 2008 of $15,453,000 for $10,677,000 and recognized a loss of $4,776,000. The net proceeds of $10,677,000 from the sale were used to reduce the amount due on the Column repurchase agreement.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

 On June 1, 2009, the Company sold to Winthrop two real estate debt investments with a carrying value at December 31, 2008 of $81,172,000 for $45,019,000 and recognized a loss of $37,146,000, inclusive of an additional funding of $993,000 in March 2009. The net proceeds from the sale of $45,019,000 went to pay down the Column facility. As of June 30, 2009 the Company had six loans classified as real estate debt investments held for sale with a fair value of $79,906,000, the proceeds of which are expected to be used to satisfy the accelerated paydown obligations of the Column facility.

In July 2009 the Company sold one of the six real estate debt investments held for sale with a carrying value at December 31, 2008 of $30,000,000 for $16,985,000 and will recognize a loss of $13,015,000. The net proceeds of $16,985,000 went to pay down the Column facility.

In addition, one loan was sold on July 31, 2009 to satisfy the RBS restructuring requirement for net proceeds of $11,500,000.

Litigation matters - On May 22, 2009, Inland American (Concord) Sub, LLC (“Inland-Concord”), a wholly-owned subsidiary of Inland filed an action in the Delaware Chancery Court against the Company, seeking (i) reformation of the Second Amended and Restated Limited Liability Company Joint Venture Agreement (the “Joint Venture Agreement”) of the Company to modify the provision relating to distributions of proceeds from capital transactions, (ii) a declaration that Inland-Concord is not required to make any additional capital contributions for the purpose of satisfying amounts due to the Company’s lenders under certain of its existing credit facilities (the “Credit Facilities”), and (iii) a declaration that Inland Sub not be required to satisfy the May 11, 2009 capital call (the “Capital Call”) made by Concord in the amount of $24,000,000 the proceeds of which are to be used for “Permitted Investments” (as defined in the Joint Venture Agreement). The Company believes that the language of the Joint Venture Agreement speaks for itself with respect to Inland Concord’s claims and that Inland’s action is without merit. The Company filed its answer with the Chancery Court of the State of Delaware in this action on July 21, 2009 denying the claims raised by Inland Concord and bringing counterclaims seeking declaration that (i) Inland Concord is required to fund the Capital Call, (ii) the Company can recoup the unmade Capital Call by setting it off against any distributions otherwise payable to Inland Concord, and (iii) Inland Concord’s failure to fund the Capital Call is a material breach of the Joint Venture Agreement and that the Company will seek to recover all losses incurred by it as a result of such breach.

With respect to one of the loans that is held by the Company there is a future funding obligation relating to tenant improvements, leasing commissions and debt service payments totaling approximately $8,100,000 (the “Future Funding Amount”).  The Future Funding Amount was to have been forwarded on June 19, 2009.  However, the Company is disputing its obligation to fund the Future Funding Amount due to alleged breaches of the loan documents by the borrower and the guarantor.  In this regard, the Company has brought an action in California State Court seeking, among other things, declaratory relief as to whether the Company is required to fund the Future Funding Amount.

Note 16 - Inability to Continue As a Going Concern

The real estate markets and capital markets have been significantly impacted by the continued deterioration of the global credit markets and other macro economic factors. As a result of these and other factors, including the margin call and modification of the repurchase agreement with Column executed in April 2009 as described in Note 5, the litigation initiated by Inland-Concord in May 2009 as described above, and further declines in values during the period January 1, 2009 through June 30, 2009 to our real estate debt investments and available for sale securities which resulted in significant impairment charges and difficulty experienced in executing sales of select investments pursuant to certain repurchase agreements, the Company's operations have been negatively impacted.

Accordingly, the Company is unable to satisfy certain of its financial covenants under its loan documents for which it has not yet received waivers and is in technical default under these loans. In addition, the Company has near-term repayment obligations under one of its repurchase agreements. The Company is working with the lenders, but there can be no assurance that the lenders will grant long-term forbearance and could exercise their remedies at any time. If the lenders declare default under the repurchase agreements and line of credit, the Company may be forced to sell additional assets at disadvantageous terms in order to satisfy its lenders.

LEX-WIN CONCORD LLC

Notes to Consolidated Financial Statements
(Information as of and for the year ended December 31, 2007 and as of December 31, 2006 and for the period March 31, 2006 (inception) through December 31, 2006 not covered by Auditor's Report)

In addition, a continued decline in the operating performance of the underlying collateral of certain of Concord real estate loans may result in borrowers’ inability to meet their debt service payments, which could result in additional impairments of loan assets. Such defaults could significantly reduce the cash flow available to Concord for its obligations and also necessitate additional asset sales at disadvantageous terms.

Management is pursuing the sale of certain assets and the repayment and / or restructuring of its repurchase agreements and revolving line of credit. Concord may be unable to consummate certain actions that would improve Concord’s financial flexibility such as the sale or refinancing of encumbered assets for fair value. Uncertainties also exist as to the ability of Concord to obtain capital from Inland based on the recent litigation described above.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and is in violation of certain debt covenants that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.